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                                  FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                            CRAGAR INDUSTRIES, INC.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)

        Delaware                                          86-0721001
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  (State of incorporation                               (I.R.S. Employer
     or organization)                                 Identification Number)


   4636 N. 43rd Avenue
    Phoenix, Arizona                                      85031
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  (Address of principal                                 (Zip Code)
    executive offices)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. / /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. / /

Securities to be registered pursuant to Section 12(b) of the Act:

                                                        Name of each exchange
         Title of each class                             on which each class
         to be so registered                             is to be registered
---------------------------------------         --------------------------------
Common Stock, par value $0.01 per share             The Boston Stock Exchange
Common Stock Purchase Warrants                      The Boston Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:


                                     None
                    ---------------------------------------
                                (Title of Class)

                                     None
                         ------------------------------
                                (Title of Class)


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Item 1.         Description of Securities to be Registered.
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                The description of securities set forth under the heading
                "Description of Securities" in the Registrant's Registration Statement on Form SB-2 (File No. 333-13415) (the "SB-2 No. 333-13415"), is hereby incorporated by reference.



Item 2.         Exhibits.
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                    1           Form of Certificate representing Common Stock
                                incorporated by reference to Exhibit 4.2 of the SB-2 No. 333-13415.

                    2 Second Amended and Restated Certificate of Incorporation of the Registrant incorporated by reference to Exhibit 3.1 of the SB-2 No. 333-13415.

                    3 Amended and Restated Bylaws of the Registrant incorporated by reference to Exhibit 3.2 of the SB-2 No. 333-13415.

                    4           Warrant Agreement incorporated by reference to
                                Exhibit 4.3 of the SB-2 No. 333-13415.

                    5 Form of Warrant Certificate incorporated by reference to Exhibit 4.4 of the SB-2 No. 333-13415.







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                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Date: December 11, 1996


                                     CRAGAR INDUSTRIES, INC.



                                     By: /s/  Michael L. Hartzmark
                                        -------------------------------------
                                        Michael L. Hartzmark
                                        Chief Executive Officer and President




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